Exhibit 99.1

EMRISE
NEWS	CORPORATION

2530 Meridian Parkway
Durham, NC 27713
(408) 200-3040 • (408) 550-8340
www.emrise.com

CONTACT:	Allen & Caron Inc
Brandi Festa	Rene Caron (investors) Len Hall (media)
Director Finance and Administration	(949) 474-4300
(408) 573-2705	rene@allencaron.com
bfesta@emrise.com	len@allencaron.com

EMRISE FRENCH SUBSIDIARY ENTERS INTO ACCOUNTS RECEIVABLE FINANCING ARRANGEMENT FOR 1.35 MILLION EUROS ($1.8 MILLION) TO HELP FUND GROWTH

Combined with Recent Line of Credit in the UK, New Funding Sources Approach $6 Million

DURHAM, NC — November 3, 2010 — EMRISE CORPORATION (NYSE Arca: ERI), a multi-national manufacturer of defense, aerospace and industrial electronic devices and communications equipment, today announced that its French subsidiary has entered into an accounts receivable financing arrangement with Factocic SA in France, a subsidiary of CIC Group, to provide the Company’s French subsidiary 1.35 million Euros ($1.8 million) to help fund its expansion and growth.

EMRISE Corporation Chairman and Chief Executive Officer Carmine T. Oliva said including the $4 million revolving line of credit secured in September of this year from Lloyds TBS Commercial Financing to help fund the operations and growth of its U.K. subsidiaries, new funding sources secured in the last two months now total nearly $6 million.  He also said that EMRISE is working on securing a new source of credit to help fund the growth of its U.S. subsidiary.

The financing arrangement with Factocic carries an interest rate of the 3-month EURIBOR rate plus 1.4 percent on the financed accounts receivable balance.

“I am very pleased we have been successful in taking the next step in our efforts to reach our goal of securing a number of new sources of funding with attractive interest rates from established and well respected financial institutions,” Oliva added.  “In addition to these new sources of funding providing additional working capital to help fund growth, their substantially lower interest rates will significantly reduce our borrowing costs from the levels of the last few years.  Combined with other operating expense reductions, these reduced interest costs will have a positive impact on our profitability going forward.”

About EMRISE Corporation

EMRISE designs, manufactures and markets electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets.  EMRISE products perform key functions such as power supply and power conversion; radio frequency (RF) and microwave signal processing; and network access and timing and synchronization of communications networks.  The use of its network products in network timing and synchronization in edge networks is a primary growth driver for the Company’s Communications Equipment business segment.  The use of its power supplies, RF and microwave signal processing devices and subsystems in on-board in-flight entertainment and communications systems is a primary growth driver for the Company’s Electronic Devices business segment. EMRISE serves customers in North America, Europe and Asia through operations in the United States, England and France.  The Company has built a worldwide base of customers throughout the U.S., Europe and Asia. For more information go to www.emrise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, certain matters discussed in this press release are forward looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to the ability of our subsidiaries to achieve expansion and growth and our ability to achieve a positive impact on profitability in the future.  The actual future results of EMRISE could differ from those statements.  The Company refers you to those factors contained in the “Risk Factors” Section of EMRISE’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, its Current Reports on Form 8-K filed in recent months, and other EMRISE filings with the SEC.

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